Exhibit 3.1(i)(i)

                            ARTICLES OF INCORPORATION

                                       OF

                                MMC OF UTAH, INC.


          THE UNDERSIGNED, being of full age, for the purpose of forming a corporation pursuant to the provisions of the Utah Revised Business Corporation Act, does hereby execute the following Articles of
     Corporation:

          FIRST:    The name of this corporation is:

                                MMC OF UTAH, INC.

          SECOND:   The purpose of this corporation is to engage in any
     lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

          THIRD:    The street address in the State of Utah of the
     corporation's initial registered office is 333 East Fourth Street, Salt Lake City, Utah, 84111 and the name of the initial registered agent at such address is Lon Rodney Kump, Esquire.

          FOURTH:   This corporation is authorized to issue only one class
     of shares of stock; and the total number of shares which this corporation is authorized to issue is:

               One hundred (100) shares   Par value $.001 per share

          FIFTH:    The name and address of the incorporator is Robert
     Worthington, 105 North Watts Street, Philadelphia, PA 19107.

          IN WITNESS WHEREOF, these Articles have been subscribed this 11th day of August, 1994 by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

                              /s/ Robert Worthington
                              ---------------------------------------------
                              Robert Worthington, Incorporator



     The undersigned hereby accepts appointment as Registered Agent for the above named corporation.

                              By:/s/ Lon Rodney Kump
                                 ------------------------------------------
                                   Lon Rodney Kump, Esquire


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